RSM Richter S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone: 514.934.3400
Télécopieur / Facsimile: 514.934.3408
www.rsmrichter.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form- S-8 of IntelGenx Technologies Corp. of our report dated March 23, 2009 relating to our audits of the financial statements of IntelGenx Technologies Corp. (Formerly Big Flash Corporation) as of and for the years ended December 31, 2008 and 2007 appearing in this Annual Report on Form 10-KSB of IntelGenx Technologies Corp. for the year ended December 31, 2008.

RSM Richter LLP (Signed)

Chartered Accountants

Montreal, Canada
March 24, 2009

RSM Richter S.E.N.C.R.L. est un cabinet indépendant membre de	RSM Richter LLP is an independent member firm of
RSM International, association de cabinets indépendants d’expertise comptable et de services conseils.	RSM International, an affiliation of independent accounting and consulting firms.